EXHIBIT 99.1

Party City Affirms Fourth Quarter Outlook Ahead

of Participation at the ICR Conference

ELMSFORD, N.Y., January 10, 2022 -- Party City Holdco Inc. (NYSE: PRTY) today affirmed its outlook for total revenue, brand comparable sales, and Adjusted EBITDA for the fourth quarter fiscal 2021.

The following are the Company’s expectations for fourth quarter fiscal 2021, which are consistent with the previously provided guidance ranges:

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Total revenue of $685 million to $700 million
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Brand comparable sales percentage increase of high-teens compared to fourth quarter fiscal 2020
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Adjusted EBITDA of $100 million to $110 million

Brad Weston, Chief Executive Officer of Party City, stated, “We are pleased with our fourth quarter performance with preliminary results that met our expectations. Despite continued industry headwinds from supply chain constraints and COVID impacts, during the quarter we capitalized on our in-stock positioning and executed against our strategies for the all-important holiday season. Notably, we saw continued strength in our core categories, which reflects our mission of being customer obsessed and demonstrates our strides in ensuring we are top of mind when it comes to anything celebratory.”

Mr. Weston continued, “As we enter 2022, we will continue to reinforce our position of authority by updating and improving our product assortments and inventory position as we expand our relevancy with consumers and elevate their experience with us. To that end, we will remain focused on our key strategic priorities of product innovation, improving the in-store experience, being celebration occasion obsessed and leveraging our North America vertical model. We look forward to discussing our fourth quarter results and our 2022 plans to advance our growth initiatives in more detail on our year-end call.”

Consistent with the strategy of improving the customer's in-store experience and rationalizing overall SKU counts, the Company continues to update its assortment to target higher in-season sell-through of merchandise and reduce annual inventory carry-over. The Company's product resets and more edited and curated assortments are expected to improve the customer experience by making stores easier to shop and product selections more relevant to consumers, while also improving the efficiency of inventory management and reducing working capital needs. As a result, the Company expects to take a disposal charge of approximately $70 million in the fourth quarter for inventory that will be discontinued or eliminated.

These updated financial expectations are based upon the Company’s current estimates and subject to completion of financial and operating closing procedures as of and for the quarter ended December 31, 2021.

As previously announced, the Company will be participating in the ICR Conference. The Company is scheduled to host a fireside chat on Monday, January 10, 2022, at 1:00 p.m. Eastern Time. A live audio webcast of the Company’s fireside chat will be available online at investor.partycity.com. Participants should log in approximately 10 minutes prior to the start of the presentation. A replay will also be available.

Forward-Looking Statements

This press release and the commentary in the conference call to be held today each contains forward-looking statements. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance and include Party City’s expectations regarding revenues, brand comparable sales, Adjusted EBITDA. The forward-looking statements contained in this press release are based on management’s good-faith belief and reasonable judgment based on current information, and these statements are qualified by important risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those forecasted or indicated by such forward-looking statements. These risks and uncertainties include: our ability to compete effectively in a competitive industry; fluctuations in commodity prices; our ability to appropriately respond to changing merchandise trends and consumer preferences; successful implementation of our store growth strategy; decreases in our Halloween sales; the impact of COVID-19 on our financial performance; disruption to the transportation system or increases in transportation costs; product recalls or product liability; economic slowdown affecting consumer spending and general economic conditions; loss or actions of third party vendors and loss of the right to use licensed material; disruptions at our manufacturing facilities; and the additional risks and uncertainties set forth in “Risk Factors” in Party City’s Annual Report on Form 10-K for the year ended December 31, 2020 and in subsequent reports filed with or furnished to the Securities and Exchange Commission. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, outlook, guidance, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Except as may be required by any applicable laws, Party City assumes no obligation to publicly update or revise such forward-looking statements, which are made as of the date hereof or the earlier date specified herein, whether as a result of new information, future developments or otherwise.

Non-GAAP Information

This press release includes a non-GAAP measure, Adjusted EBITDA. We define Adjusted EBITDA as net income (loss) before interest expense, net, income taxes, depreciation and amortization, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our core operating performance. We present this non-GAAP financial measure because we believe it assists investors in comparing our performance across reporting periods on a consistent basis by eliminating items that we do not believe are indicative of our core operating performance. In addition, we use Adjusted EBITDA: (i) as a factor in determining incentive compensation, (ii) to evaluate the effectiveness of our business strategies and (iii) because our credit facilities use Adjusted EBITDA to measure compliance with certain covenants. In evaluating this non-GAAP financial measure, investors should be aware that in the future the Company may incur expenses or be involved in transactions that are the same as or similar to some of the adjustments made to such non-GAAP measure. The Company's presentation of the non-GAAP financial measure should not be construed to imply that its future results will be unaffected by any such adjustments. Other companies in the Company's industry may calculate this item differently than we do. This measure is not a measure of performance under GAAP and should not be considered as a substitute for the most directly comparable financial measure prepared in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company's results as reported under GAAP. We are not able to provide a reconciliation of Adjusted EBITDA outlook for fourth quarter fiscal 2021 to the most directly comparable GAAP financial measure of net income. Certain items that are excluded from Adjusted EBITDA but included in net income cannot be reasonably estimated or are not in our control. In particular, we are unable to forecast the timing or magnitude of income tax expense, stock-based compensation, restructuring charges and early lease terminations as well as other potential items without unreasonable efforts, and these items could significantly impact, either individually or in the aggregate, the results reported under GAAP.

About Party City

Party City Holdco Inc. is the leading party goods company by revenue in North America and, we believe, the largest vertically integrated supplier of decorated party goods globally by revenue. The Company is a popular one-stop shopping destination for party supplies, balloons, and costumes. In addition to being a great retail brand, the Company is a global, world-class organization that combines state-of-the-art manufacturing and sourcing operations, and sophisticated wholesale operations complemented by a multi-channel retailing strategy and e-commerce retail operations. The Company is a leading player in its category, vertically integrated and unique in its breadth and depth. The Company designs, manufactures, sources and distributes party goods, including paper and plastic tableware, metallic and latex balloons, Halloween and other costumes, accessories, novelties, gifts and stationery throughout the world. The Company’s retail operations include approximately 830 specialty retail party supply stores (including franchise stores) throughout North America operating under the names Party City and Halloween City, and e-commerce websites, principally through the domain name PartyCity.com.

Contacts:

Investor Relations

ICR

Farah Soi and Rachel Schacter

203-682-8200

InvestorRelations@partycity.com

Source: Party City Holdco Inc.